UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2021

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On December 1, 2021 MEI Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC , as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 20,125,000 shares (the “Shares”) of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), at a public offering price of $2.60 per share, which includes 2,625,000 shares of Common Stock sold as a result of the exercise by the underwriters of an option to purchase additional shares of Common Stock, pursuant to that certain Underwriting Agreement.

The net proceeds to the Company from this offering are expected to be approximately $49,185,500, after deducting underwriting commissions and estimated offering expenses payable by the Company. The offering closed on December 6, 2021.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-238056) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and which is incorporated by reference herein. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 to this report.

On December 1, 2021, the Company issued a press release announcing the pricing of the offering, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 1, 2021, by and among the Company, Jefferies LLC, Stifel, Nicolaus & Company, Incorporated, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the offered shares.

99.1	Press release, dated December 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 6, 2021